                                                                    EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS:
(In thousands, except number of days and per share data)

     (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:


                  QUARTERS ENDED JULY 3, 2003 AND JULY 4, 2002

                                                                                 WEIGHTED
                               SHARES OF    NUMBER OF DAYS    NUMBER OF      NUMBER OF SHARES
                             COMMON STOCK    OUTSTANDING      SHARE DAYS        OUTSTANDING
                             ------------   --------------  --------------   ----------------

Quarter Ended July 3, 2003

April 4 - July 3                 7,186            91            653,951
Shares Issued                        1         Various               12
                                 -----                          -------
                                 7,187                          653,963            7,186
                                 =====                          =======            =====

Quarter Ended July 4, 2002

April 5 - July 4                 7,109            91            646,939
Shares Issued                       10         Various              290
                                 -----                          -------
                                 7,119                          647,229            7,112
                                 =====                          =======            =====


               THREE QUARTERS ENDED JULY 3, 2003 AND JULY 4, 2002

                                                                                WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF       NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS         OUTSTANDING
                           ------------   --------------  --------------    ----------------

Period Ended July 3, 2003

October 1 - July 3               7,129           276          1,967,723
Shares Issued                       58         Various            7,665
                                 -----                        ---------
                                 7,187                        1,975,388            7,157
                                 =====                        =========            =====

Period Ended July 4, 2002

October 1 - July 4               7,065           277          1,956,952
Shares Issued                       54         Various            7,561
                                 -----                        ---------
                                 7,119                        1,964,513            7,092
                                 =====                        =========            =====

     (B)  Computation of Loss Per Share:

          Computation of loss per share is net loss divided by the weighted average number of shares of common stock outstanding for the periods indicated:

                                             QUARTER ENDED               THREE QUARTERS ENDED
                                        July 3,         July 4,         July 3,         July 4,
                                         2003            2002            2003            2002
                                     ------------    ------------    ------------    ------------
Basic:
 Weighted average number of shares
  of common stock outstanding               7,186           7,112           7,157           7,092
                                     ------------    ------------    ------------    ------------

 Net loss                            $       (927)   $       (145)   $     (9,172)   $     (1,173)
                                     ------------    ------------    ------------    ------------

 Net loss per share                  $      (0.13)   $      (0.02)   $      (1.28)   $      (0.17)
                                     ============    ============    ============    ============


Assuming dilution:
 Weighted average number of shares
  of common stock outstanding               7,186           7,112           7,157           7,092
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                       0               0               0               0
                                     ------------    ------------    ------------    ------------
 Total                                      7,186           7,112           7,157           7,092
                                     ------------    ------------    ------------    ------------

 Net loss                            $       (927)   $       (145)   $     (9,172)   $     (1,173)
                                     ------------    ------------    ------------    ------------

 Net loss per share                  $      (0.13)   $      (0.02)   $      (1.28)   $      (0.17)
                                     ============    ============    ============    ============